UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 9, 2014 (Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2014, Callon Petroleum Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Johnson Rice & Company L.L.C. and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 12,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $9.00 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,875,000 additional shares of Common Stock (the “Additional Shares”) at the same price. The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-176811) (the “Shelf Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 17, 2012. A preliminary prospectus supplement was filed with the SEC on September 8, 2014, and a final prospectus supplement was filed with the SEC on September 10, 2014 (collectively, the “Prospectus”). On September 12, 2014, the Underwriters notified the Company of their election to exercise their option to purchase the Additional Shares. The Company expects the sale of the Shares and the Additional Shares to close on or about September 15, 2014.

Callon intends to use the net proceeds from this offering of $122 million, together with borrowings under a planned new secured second lien term loan, to fund its previously announced pending acquisition of oil and gas properties in the Permian Basin (the “Pending Acquisition”). To the extent the Pending Acquisition is not consummated, the Company intends to use the net proceeds to fund a portion of its exploration and development activities and for general corporate purposes, which may include leasehold interest and property acquisitions, repayment of indebtedness and working capital.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company in the ordinary course of business for which they have received and would receive customary compensation. Affiliates of Capital One Securities, Inc. and IBERIA Capital Partners L.L.C. are lenders under the Company’s revolving credit agreement and they may receive more than 5% of the net proceeds of this offering in connection with the repayment of amounts under such credit agreement.

The foregoing description of the Underwriting Agreement is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 9, 2014, the Company issued a press release announcing that it had priced the offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the offering, the Company is filing a legal opinion of Haynes and Boone, LLP, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and Prospectus.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document

1.1	Underwriting Agreement dated as of September 9, 2014, between Callon Petroleum Company and Johnson Rice & Company L.L.C. and Scotia Capital (USA) Inc. as representatives of the several underwriters named therein.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1 hereto).

99.1	Press release dated September 9, 2014 announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company (Registrant)

September 15, 2014	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Title of Document

1.1	Underwriting Agreement dated as of September 9, 2014 between Callon Petroleum Company and Johnson Rice & Company L.L.C. and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1 hereto).

99.1	Press release dated September 9, 2014 announcing the pricing of the offering.